
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the Company's nine months ended September 30, 1997
Consolidated Statement of Income and the Condensed Consolidated
Balance Sheet. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000796370
<NAME> UNITED ASSET MANAGEMENT CORPORATION
<MULTIPLIER> 1,000
<CURRENCY> US DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<EXCHANGE-RATE>                                      1
<CASH>                                         164,304
<SECURITIES>                                         0
<RECEIVABLES>                                  160,560
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                10,371
<PP&E>                                          82,588
<DEPRECIATION>                                (47,545)
<TOTAL-ASSETS>                               1,545,180<F1>
<CURRENT-LIABILITIES>                          223,295
<BONDS>                                        722,942<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           703
<OTHER-SE>                                     560,186
<TOTAL-LIABILITY-AND-EQUITY>                 1,545,180
<SALES>                                              0
<TOTAL-REVENUES>                               676,804
<CGS>                                                0
<TOTAL-COSTS>                                  445,901
<OTHER-EXPENSES>                                78,349<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              27,796
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                    53,447
<INCOME-CONTINUING>                             71,311
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    71,311
<EPS-PRIMARY>                                      .97
<EPS-DILUTED>                                      .96

<F1>Includes 1,127,668,000 of cost assigned to contracts acquired, net of accumulated amortization.
<F2>Includes $175,500,000 in senior notes payable and 547,442,000 in subordinated notes payable.
<F3>Represents amortization of costs assigned to contracts acquired.

